   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 2, 1997
                                                       REGISTRATION NO. 333-
================================================================================

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                                 --------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                                 --------------

                       FLORIDA PANTHERS HOLDINGS, INC.
           ------------------------------------------------------
           (Exact name of registrant as specified in its charter)

                  DELAWARE                             65-0676005
       -------------------------------              -----------------
       (State or other jurisdiction of              (I.R.S. Employer
       incorporation or organization)              Identification No.)

450 EAST LAS OLAS BOULEVARD, FORT LAUDERDALE, FLORIDA               33301
--------------------------------------------------------------------------------
(Address of Principal Executive Offices)                         (Zip Code)


                  AMENDED AND RESTATED 1996 STOCK OPTION PLAN
                  -------------------------------------------
                          (Full Title of the Plan)

                               RICHARD L. HANDLEY
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                       FLORIDA PANTHERS HOLDINGS, INC.
                          450 EAST LAS OLAS BOULEVARD
                       FORT LAUDERDALE, FLORIDA 33301
                   ---------------------------------------
                   (Name and address of agent for service)

                               (954) 712-1300
        -------------------------------------------------------------
        (Telephone number, including area code, of agent for service)

                          ------------------------

                      COPIES OF ALL COMMUNICATIONS TO:
                           STEPHEN K. RODDENBERRY
                     AKERMAN, SENTERFITT & EIDSON, P.A.
                        SUNTRUST INTERNATIONAL CENTER
                       ONE S.E. 3RD AVENUE, 28TH FLOOR
                          MIAMI, FLORIDA 33131-1704
                               (305) 374-5600

                       CALCULATION OF REGISTRATION FEE


                                                                                 PROPOSED MAXIMUM
         TITLE OF                AMOUNT TO             PROPOSED MAXIMUM         AGGREGATE OFFERING       AMOUNT OF
 SECURITIES TO BE REGISTERED  BE REGISTERED (1)    OFFERING PRICE PER SHARE       PRICE (2)          REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------

Class A Common Stock, par
  value $.01 per share (3)     5,000,000 shares(4)         $17.84375(2)            $89,218,750         $12,634(4)

       (1) This Registration Statement also covers an indeterminate amount of securities to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar transactions, pursuant to Rule 416 under the Securities Act of 1933, as amended.
       (2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended.
       (3) Represents shares issuable upon the exercise of options granted and/or to be granted under the Registrant's Amended and Restated 1996 Stock Option Plan.
       (4) Consists of 2,600,000 shares previously registered on a Registration Statement on Form S-8 (Registration No. 333-22689), which are being carried forward and included in this Registration Statement on Form S-8 pursuant to General Instruction E to Form S-8. The Registrant paid a registration fee of $20,085 on March 4, 1997 in connection with the original registration of the 2,600,000 shares. Therefore, a registration fee of $12,634 covering the remaining 2,400,000 shares has been included with this Registration Statement on Form S-8.

                                EXPLANATORY NOTE

     This Registration Statement has been filed pursuant to General Instruction E to Form S-8, for the purpose of registering 2,400,000 additional securities to be offered pursuant to the Amended and Restated 1996 Stock Option Plan (the "1996 Plan") of Florida Panthers Holdings, Inc. (the "Company"). A registration statement on Form S-8 (No. 333-22689), filed with the Securities and Exchange Commission (the "Commission") on March 4, 1997 to register 2,600,000 shares of common stock offered pursuant to the Company's 1996 Stock Option Plan, is currently effective and is incorporated herein by reference.





















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
                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS



     The document(s) containing the information specified in Part I of Form S-8, which have been incorporated by reference into this Registration Statement on Form S-8 pursuant to Item 3 of Part II hereof, will be made available to participants in the Florida Panthers Holdings, Inc. Amended and Restated 1996 Stock Option Plan, as specified by Rule 428(b)(1) promulgated by the Commission under the Securities Act of 1933, as amended (the "Securities Act"). Such document(s) constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
                         (Not Required in Prospectus)


ITEM 3.          INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934 (the "Exchange Act") are hereby incorporated by reference in this Registration Statement on Form S-8:

         a. The Registrants' Annual Report on Form 10-K for the fiscal year ended June 30, 1997.

         b. The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1997.

         c. The Registrant's Current Reports on Form 8-K filed July 1, 1997, August 27, 1997 (as amended by Form 8-K/A filed October 27, 1997) and November 17, 1997.

         d. The Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission (the "Commission") on July 9,
1997, and any amendment or report filed with the Commission for the purpose of updating such description, under the Exchange Act.

         In addition, all documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the termination of the offering shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such document with the Commission.

ITEM 4.          DESCRIPTION OF SECURITIES

         Not applicable. The class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.          INTEREST OF NAMED EXPERTS AND COUNSEL

         Certain attorneys at Akerman, Senterfitt & Eidson, P.A., the Registrant's legal counsel, purchased shares of Class A Common Stock in the Registrant's Concurrent Offering and Initial Public Offering, each of which closed on November 18, 1996.

ITEM 6.          INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     DELAWARE GENERAL CORPORATION LAW. Section 145(a) of the Delaware General Corporation Law (the "GCL") provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his or her conduct was unlawful.

     Section 145(b) of the GCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit if he or she acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.

     Section 145 of GCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsection (a) and (b) or in the defense of any claim, issue or matter therein, such officer or director shall be indemnified against expenses actually and reasonably incurred by him or her in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such officer or director and incurred by him or her in any such capacity or arising out of is or her status as such, whether or not the corporation would have the power to indemnify him or her against such liabilities under Section 145.

     CERTIFICATE OF INCORPORATION AND BYLAWS. The Registrant's Certificate of Incorporation provides that a director shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the GCL, as the same exists or may be amended. However, such provision does not eliminate or limit the liability of a director for acts or omissions not in good faith or for breaching his or her duty of loyalty, engaging in intentional misconduct or knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal, or obtaining an improper personal benefit. A provision of this type has no effect on the availability of equitable remedies, such as injunction or rescission, for breach of fiduciary duty.

     The Registrant's Bylaws provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any director or officer who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Registrant or, while a director or officer of the Registrant, is or was serving at the written request of the Registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys' fees) reasonably incurred by such director or officer.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable

ITEM 8.         EXHIBITS.

         The exhibits filed as part of this Registration Statement are as follows:

                EXHIBIT
                 NUMBER
                 ------
                   5.1        --  Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

                  10.1        --  Florida Panthers Holdings, Inc. Amended and Restated 1996 Stock Option Plan
                                  (incorporated by reference to Exhibit 10.10 of the Registrant's Registration
                                  Statement on Form S-4 (Regis. No. 333-28951))

                  23.1        --  Consent of Arthur Andersen LLP

                  23.2        --  Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as
                                  Exhibit 5.1)

                  24.1        --  Powers of Attorney -- included as part of the signature page hereto


ITEM 9.          UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

     A.      (1)      To file, during any period in which offers or sales are
being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

             (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Florida Panthers Holdings, Inc. (the "Registrant") certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Lauderdale, State of Florida, on the 1st day of December, 1997.


                                        FLORIDA PANTHERS HOLDINGS, INC.


                                        By:  /s/ William M. Pierce
                                           -------------------------------------
                                             William M. Pierce
                                             Senior Vice President and
                                             Chief Financial Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of William M. Pierce and Richard L. Handley as his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their capacities on the date indicated.



SIGNATURE                                   TITLE                                        DATE
---------                                   -----                                        ----

                /s/ H. WAYNE HUIZENGA                  Chairman of the Board (Principal   December 1, 1997
-----------------------------------------------------    Executive Officer)
                  H. Wayne Huizenga

                /s/ RICHARD C. ROCHON                  Vice Chairman                      December 1, 1997
-----------------------------------------------------
                  Richard C. Rochon

                /s/ RICHARD H. EVANS                   President and Director             December 1, 1997
-----------------------------------------------------
                  Richard H. Evans

                /s/ WILLIAM M. PIERCE                  Senior Vice President and Chief    December 1, 1997
-----------------------------------------------------    Financial Officer (Principal
                  William M. Pierce                      Financial Officer)

                /s/ STEVEN M. DAURIA                   Vice President and Corporate       December 1, 1997
-----------------------------------------------------    Controller (Principal
                  Steven M. Dauria                       Accounting Officer)

                /s/ STEVEN R. BERRARD                  Director                           December 1, 1997
-----------------------------------------------------
                  Steven R. Berrard

               /s/ DENNIS J. CALLAGHAN                 Director                           December 1, 1997
-----------------------------------------------------
                 Dennis J. Callaghan

                 /s/ MICHAEL S. EGAN                   Director                           December 1, 1997
-----------------------------------------------------
                   Michael S. Egan

                   /s/ CHRIS EVERT                     Director                           December 1, 1997
-----------------------------------------------------
                     Chris Evert
                                                       Director                           December 1, 1997
                /s/ HARRIS W. HUDSON
-----------------------------------------------------
                  Harris W. Hudson

             /s/ GEORGE D. JOHNSON, JR.                Director                           December 1, 1997
-----------------------------------------------------
               George D. Johnson, Jr.

                  /s/ HENRY LATIMER                    Director                           December 1, 1997
-----------------------------------------------------
                    Henry Latimer


                                EXHIBIT INDEX

            EXHIBIT NUMBER         DESCRIPTION
            --------------         -----------
             5.1             --    Opinion of Akerman, Senterfitt & Eidson, P.A., as to the legality of the securities being offered hereunder

            10.1             --    Florida Panthers Holdings, Inc. Amended and Restated 1996 Stock Option Plan
                                   (incorporated by reference to Exhibit 10.10 of the Registrant's Registration
                                    Statement on Form S-4 Regis. No. 333-28951))

            23.1             --    Consent of Arthur Andersen LLP

            23.2             --    Consent of Akerman, Senterfitt & Eidson, P.A. (included in opinion filed as Exhibit 5.1)

            24.1             --    Powers of Attorney -- included as part of the signature page hereto






















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